Exhibit (g)(i)(c)

AMENDMENT

TO

CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDMENT TO CUSTODIAN AND TRANSFER AGENT AGREEMENT (this “Amendment”) is made as of June 16, 2025 by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (“BBH&CO.”), and ZACK TRUST, a Delaware statutory trust (the “Fund”), on behalf of each Portfolio listed on Appendix A to the Agreement.

WHEREAS, BBH&CO. and the Fund entered into a Custodian and Transfer Agent Agreement, dated as of May 19, 2021 (as amended, modified and/or supplemented to date, the “Agreement;” all capitalized terms used but not defined herein shall have the meanings set forth in the Agreement); and

WHEREAS, BBH&CO. and the Fund desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, BBH&CO. and the Fund hereby agree as follows:

1.	The Agreement is hereby amended by adding the attached Appendix A to the Agreement.

2.	This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original. This Amendment shall become effective when one or more counterparts have been signed and delivered by each of the parties. A photocopy or telefax of the Amendment shall be acceptable evidence of the existence of the Amendment and BBH&CO. shall be protected in relying on the photocopy or telefax until BBH&CO. has received the original of the Agreement.

3.	This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

4.	This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to Custodian and Transfer Agent Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Kate Ahalt
Name:	Kate Ahalt
Title:	Managing Director
Date:	August 8, 2025

ZACKS TRUST
on behalf of and for the account of each Portfolio listed on Appendix A

By:	/s/ Mitch Zacks
Name:	Mitch Zacks
Title:	President and Principal Executive Officer
Date:	July 10, 2025

APPENDIX A

TO

CUSTODIAN AND TRANSFER AGENT AGREEMENT

LIST OF PORTFOLIOS

Dated as of May 19, 2021

(Updated as of June 16, 2025)

Zacks Earning Consistent Portfolio ETF

Zacks Small/Mid Cap ETF

Zacks Focus Growth ETF

Zacks Quality International ETF

A-1